Exhibit 10.1
January 13, 2011

VIA FEDERAL EXPRESS
Vernon Associates, LLC 12540 Beatrice Street, Suite #203 Los Angeles, California 90066 Attn: Mr. Ed Elsner and Mr. William D. Feldman

Re:
Notice of Exercising Option to Renew Lease – Standard Industrial/Commercial Single-Tenant Lease —Net dated January 1, 2002 (as amended, the “Lease”) by and between Vernon Associates, LLC ("Lessor") and Overhill Farms, Inc. ("Lessee") covering premises located at 2727 and 1657 E. Vernon Avenue, Vernon, California (the “Premises”)

Dear Messrs. Elsner and Feldman:

Lessee is pleased to inform you that it is exercising its option to renew the Lease for an additional five (5) year period pursuant to the terms of Section 3.1 of the Addendum to the Lease.  We look forward to meeting with you in the near future to discuss a fair market value rental rate for the Premises during such extension term.  Please contact us to set a time to meet as soon as possible.

Sincerely,
OVERHILL FARMS, INC.

By:	/s/ Tracy Quinn
Tracy Quinn
Chief Financial Officer